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                                     Exhibit 10.1

                            Poughkeepsie Savings Bank, FSB
                          1985 Stock Option Plan, as amended

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                          POUGHKEEPSIE SAVINGS BANK, F.S.B.

                                1985 STOCK OPTION PLAN

                              Effective October 9, 1985


1.  PURPOSE:

This Stock Option Plan (the "Plan") is intended as an employment incentive and to encourage capital accumulation and stock ownership by certain key employees and directors of Poughkeepsie Savings Bank, F.S.B. (the "Bank") and of its Subsidiaries (as hereinafter defined) in order to increase their proprietary interest in the Bank's success.

2.  ADMINISTRATION:

The Plan shall be administered by the Board of Directors (the "Board"). The Board may establish a Stock Option Committee (the "Committee") which may make recommendations and provide such other services to the Board as the Board shall designate, and may, as directed by the Board, carry out the Board's decisions with respect to the Plan, but shall not independently implement any decision with respect to the Plan or the administration thereof. The Committee shall consist of not less than three members of the Board of Directors (the "Board") who are not officers or employees of the Bank or of a Subsidiary of the Bank, and who are not, and were not within one year prior to their appointment or election to the Committee, eligible to participate in the Plan or any other stock plan of the Bank or of one of its Subsidiaries. No member of the Committee shall be entitled to participate in the Plan. An award of nondiscretionary options to a director under Paragraph 8 hereof shall be deemed not to constitute participation in the Plan.

Each interpretation and construction by the Board of any provisions of the Plan, or any stock option agreements entered into under it, shall be final and conclusive. No member of the Board shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Bank's Federal Stock Charter, and under any directors' and officers' liability insurance coverage which may be in affect from time to time.

3.  ELIGIBILITY:

The individuals who shall be eligible to participate in the Plan shall be such key employees of the Bank or of a Subsidiary (as

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herein defined) as may from time to time be designated by the Board
(including officers and directors who are employees), except as provided in Paragraph 8 below with respect to nondiscretionary options. For purposes of the Plan, a "Subsidiary" means any corporation (other than the Bank) in an unbroken chain of corporations beginning with the Bank if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

4.  AWARD OF OPTIONS:

Options shall be granted under the Plan at such times and for such number of shares as the Board of Directors shall designate. Options granted under the Plan may be (i) options which are intended to qualify under particular provisions of the Internal Revenue Code ("Code"), as in effect from time to time, (ii) options which are not intended so to qualify under the Code, or (iii) a combination of the foregoing.

The aggregate fair market value (determined as of the time any option under the Plan is granted) of the shares for which any optionee may be granted options designated in the option agreement as "incentive stock options" under the Plan and any other stock option plans of the Bank or any subsidiary or parent corporation shall not exceed in the aggregate $100,000 plus any "unused limit carryover" to such year as provided in Section 422A of the Internal Revenue Code.

5.  AWARD OF STOCK APPRECIATION RIGHTS AND OTHER CASH PAYMENTS:

The Board at any time and from time to time may authorize the granting of stock appreciation rights to an optionee who has been granted options under the Plan. Each stock appreciation right shall relate to a specific option granted under the Plan and may be granted concurrently with the option to which it relates or at any time prior to the exercise, termination or expiration of such option.
The term "stock appreciation right" shall mean the to receive from the Bank, upon surrender of the option or portion thereof but without payment to the Bank, a cash amount equal to the fair market value on the exercise date of the total number of ordinary Shares, or the value (based on Book Value Per Share) on the exercise date of the total number of Book Value Shares, as the case may be, for which the stock appreciation right is exercised, less the exercise price which the optionee would have otherwise been required to pay upon purchase of the relevant shares. The amount payable by the Bank upon exercise of a stock appreciation right may be paid in cash, in Ordinary Shares, in Book Value Shares, or in any combination thereof, as the Board shall determine (regardless of whether the right is exercised solely with respect to appreciation in ordinary Shares or in Book Value Shares). No fractional shares shall be issued under this section and the

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optionee shall instead be entitled to receive a cash adjustment equal to the same fraction of the fair market value per share (in the case of Ordinary Shares) or the Book Value Per Stare (in the case of Book Value Shares) as of the exercise date or the most recent Fiscal Quarter Date, as the case may be.

In addition, the Board may impose in advance of the date of grant a total prohibition on the exercise of such rights for such period or periods as it, in its sole discretion, deems to be in the best interest of the Bank. The shares involved in an option as to which a stock appreciation right is related shall be used not more than once to calculate the amounts to be received pursuant to an exercise of such right. The right of an optionee to exercise an option shall be canceled if and to the extent that shares covered by such option are used to . calculate amounts received upon exercise of a related stock appreciation right.

The Board may also at any time and from time to time authorize a cash payment in connection with the grant or vesting under the Plan of an option which does not qualify as an incentive stock option under Section 422A of the Code for the purpose of partially or fully compensating the optionee for any federal and state income tax incurred in connection with such grant or vesting.

6.  STOCK:

The stock subject to the options, stock appreciation rights, and other provisions of the Plan shall be shares of the Bank's authorized but unissued Common Stock and shares of Common Stock held as treasury stock. As used in this Plan, the term "Common Stock" shall mean such shares, which may be either ordinary Shares or Book Value Shares (as such terms are defined hereinafter). Subject to adjustment in accordance with the provisions of Paragraph 7(g) hereof, the total number of shares of Common Stock of the Bank on which options or stock appreciation rights may be granted under the Plan shall not exceed the following:

(a) a number of ordinary Shares that equals 10% of the number of shares of Common Stock issued by the Bank in connection with its conversion to stock form, or

(b) a number of Book Value Shares that equals 10% of the number of shares of Common Stock issued by the Bank in connection with its conversion to stock form.

The grant of an option or stock appreciation right relating to ordinary Shares will reduce proportionately the amount of Book Value Shares, if any, available for grant under the Plan, and vice versa.

In the event that any outstanding option or stock appreciation right under the Plan for any reason expires or is terminated prior

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to the end of the period during which options or stock appreciation rights may be granted, the shares of Common Stock allocable to the unexercised portion of such option or stock appreciation right may again be subjected to options or stock appreciation rights under the Plan.

For purposes of calculating the proportionate number of Book Value Shares which may be subject to a particular option or right granted hereunder, such proportionate number of Book Value Shares shall be determined on the date the said option is granted.

For purposes of this Plan and the stock option agreements described hereunder, the terms "Ordinary Shares" and "Book Value Shares" shall have the following meanings: "Ordinary Shares" means shares of the Bank's Common Stock for which there is a generally recognized trading market and which are freely transferable. The term "Book Value Shares" means shares of the Bank's Common Stock which shall be authorized for issuance and which shall have the same voting, dividend and liquidation rights as ordinary Shares, except that they shall not be transferable except to the Bank and except that they shall be subject to the repurchase provisions set forth in the stock option agreement.

7.  TERMS AND CONDITIONS OF STOCK OPTION AGREEMENTS:

Stock options and stock appreciation rights granted pursuant to the Plan shall be evidenced by agreements in such form as the Board shall, from time to time, approve. Stock appreciation rights shall be evidenced by an agreement supplementing the stock option agreement to which such rights relate. Such agreements shall comply with and be subject to the following terms and conditions:

(a) Medium of Payment:

Upon exercise of the option, the option price shall be payable in the sole discretion of the Board (i) in cash or by certified check, bank draft or money order payable to the order of the Bank, (ii) by the transfer to the Bank of Ordinary Shares or Book Value Shares of Common Stock having a value at the time of exercise of the option equal to the total option price of the shares which re the subject of such exercise, (iii) by the delivery of a property executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Bank the amount of sale or loan proceeds to pay the exercise price and, if applicable, any federal, state or local taxes required to be collected or withheld by the Bank in connection with the exercise of the option, or (iv) by a combination of such methods of payment."

(b) Number and Kind of Shares:

The agreement shall state the total number of shares and the type of shares to which it pertains. The agreement shall provide that Book Value Shares shall be subject to repurchase by the Bank as described in such agreement, and that such shares shall not be assignable or transferable.

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(c) Option Price:

The option price for Ordinary Shares shall be not less than the fair market value of such shares on the date such option is granted, as determined by the Board.

The option price for any Book Value Share shall be not less than the greater of: (i) fair market value, as determined under paragraph 6, of an Ordinary Share on the date of the granting of the option, or (ii) the "Book Value Per Share" on the "Fiscal Quarter Date" coincident with or immediately preceding the date of the granting of the option. The term "Book Value Per Share" as of any given date means the common shareholders' equity, as stated in the consolidated financial statements of the Bank as of the Fiscal Quarter Date coincident with or immediately preceding such given date, divided by the number of shares of the Bank's Common Stock outstanding as of such Fiscal Quarter Date (which calculation shall be made before giving effect to the sale or repurchase of Book Value Shares on such Fiscal Quarter Date); provided, however, that the Book Value Per Share, for the purpose of calculating the repurchase price per share only, may be adjusted to such an extent as may be determined by the Board as necessary to preserve the benefit of the arrangement for the participants and the Bank, if in the opinion of the Board, after consultation with the Bank's independent accountants, changes in the Bank's accounting policies, acquisitions or other unusual or extraordinary items have disproportionately and materially affected the number of shares of the Bank's Common Stock outstanding or the Bank's common shareholders' equity. The term "Fiscal Quarter Date" means March 31, June 30, September 30 or December 31 of any year or such other dates as the Bank may, from time to time, elect as the end dates of the fiscal quarters of the Bank.

(d) Term of Options and Stock Appreciation Rights:

The Board, in its discretion, shall provide a maximum term from the date an option is granted for expiration of such option and related stock appreciation right granted under the Plan, provided that a stock appreciation right shall not be exercisable prior to or later than the time the related option could be exercised. Such maximum term shall not exceed ten years.
The Board in its discretion may specify events upon the occurrence of which an option and related stock appreciation right shall terminate prior to expiration of such maximum term.

(e) Date of Exercise; Vesting:

The Board may, in its discretion, provide that an option or stock appreciation right is not vested or is not otherwise exercisable in whole or in part during any period or periods of time specified on or before the date of grant by the Board. Except as may be so provided, any option or stock appreciation right may be exercised

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in whole at any time or in part from time to time during its term.

(f) Acceleration:

In the case of an option or stock appreciation right not immediately exercisable in full, the Board may in its discretion accelerate the time at which an option or stock appreciation right granted hereunder may be exercised or provide for such acceleration upon the occurrence of specified events.

(g) Adjustments:

The Board may make or provide for such adjustments in the option price and in the number or kind of shares of Common Stock or other securities covered by outstanding options or stock appreciation rights as the Board in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of optionees that would otherwise result from (a) any stock dividend, stock split, combination of shares, issuance of rights or warrants to purchase stock, recapitalization or other change in the capital structure of the Bank or (b) any merger, consolidation, separation, reorganization or partial or complete liquidation, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. The Board may also make or provide for such adjustments in the number or kind of shares of said Common Stock or other securities which may be sold under the Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any event of the type described in clause (a) of the preceding sentence.

(h) Assignability:

No option or related stock appreciation right shall be assignable or transferable except by will or by the laws of descent and distribution. During the lifetime of an optionee, the option or related stock appreciation right shall be exercisable only by such optionee.

(i) Rights as a Shareholder:

An optionee shall have no rights as a shareholder with respect to shares covered by the optionee's option or stock appreciation right until the date of the issuance of the shares to the optionee and only after such shares are fully paid. No adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

(j) Other Provisions:

The stock option agreements authorized under this Plan may contain such other provisions not contrary to the Plan as the Board shall deem advisable. In the case of options designated under the option

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agreement as "Incentive Stock Options", the agreement shall in all respects conform to the requirements of Section 422A of the Internal Revenue Code (or successor provision) as in effect at the time of execution of such agreement.

8.  NONDISCRETIONARY OPTIONS TO CERTAIN DIRECTORS:

There are hereby granted to each person who is, as of the effective date of conversion of the Bank from mutual to stock form, a director but not an employee of the Bank, options in the alternative to acquire 5,000 ordinary Shares of the Bank at the fair market value of such Ordinary Shares as of such effective date or to acquire 5,000 Book Value Shares of the Bank at the greater of (i) the fair market value of an Ordinary Share as of such effective date, or (ii) the Book Value Per Share on the Fiscal Quarter Date coincident with or immediately preceding such effective date, together with stock appreciation rights relating thereto, exercisable for a term of ten years from such date. Each non-employee who, subsequent to such effective date, shall first become a director of the Bank shall, as of the date of assuming office, be granted options in the alternative to acquire 5,000 ordinary Shares of the Bank at the fair market value of such Ordinary Shares as of the date of such assumption of office or to acquire 5,000 Book Value Shares of the Bank at the greater of (i) the fair market value of an Ordinary Share as of the date of such assumption of office, or (ii) the Book Value Per Share on the Fiscal Quarter Date coincident with or immediately preceding the date of such assumption of office, together with stock appreciation rights relating thereto, exercisable for a term of ten years from the date of such assumption. All options granted under this paragraph shall be in the form of, and subject to the terms and conditions of, the form of agreement appended hereto as Exhibit 4, notwithstanding any other provision hereof and all stock appreciation rights shall be in the form of, and subject to the terms and conditions of, the form of notice appended hereto as Exhibit 6, notwithstanding any other provision hereof.

9.  CANCELLATION AND REGRANT OF OPTIONS:

The Board may, with the concurrence of the affected optionee, cancel any option granted under the Plan other than pursuant to Paragraph 8. In the event of such cancellation, the Board may authorize the granting of new options (which may or may not cover the same number of shares which had been the subject of any prior option) in such manner, at such option price, and subject to the same terms, conditions, and discretions as, under the Plan, would have been applicable had the canceled options not been granted.

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10.  AMENDMENTS:

The Board may from time to time alter, amend, suspend, or discontinue the Plan or alter or amend any and all option agreements granted thereunder other than pursuant to Paragraph 8; provided, however, that no such action of the Board may, without the approval of the shareholders, alter the provisions of the Plan so as to (a) increase the maximum number of shares as to which options or stock appreciation rights may be granted under this Plan, (b) change the class of employees eligible to receive options or stock appreciation rights under this Plan, (c) decrease the minimum option price,
(d) extend beyond ten years the maximum terms of options or related stock appreciation rights or (e) materially increase benefits to optionees in a manner so as to render inapplicable to the Plan the exemptions provided by Rule 16b-3 of the Securities and Exchange Commission or any successor rule to the same effect.

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